Exhibit 24.1

PROTO LABS, INC.

POWER OF ATTORNEY OF DIRECTOR AND/OR OFFICER

Each of the undersigned directors and/or officers of Proto Labs, Inc., a Minnesota corporation (the “Company”), does hereby make, constitute and appoint Bradley A. Cleveland and John R. Judd, and each of them, either of whom may act without the joinder of the other, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign on his or her behalf, individually and in the capacities stated below, a Registration Statement or Registration Statements, on Form S-1 or other applicable form, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and all amendments, including post-effective amendments, thereto, to be filed by the Company with the U.S. Securities and Exchange Commission in connection with the registration under the Securities Act of shares of common stock of the Company to be issued pursuant to a public offering, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers of Proto Labs, Inc. has hereunto set his or her hand on the date indicated below.

/s/ Lawrence J. Lukis Lawrence J. Lukis	Chairman and Chief Technology Officer	October 10, 2012

/s/ Bradley A. Cleveland Bradley A. Cleveland	President, Chief Executive Officer and Director	October 9, 2012

/s/ John R. Judd John R. Judd	Chief Financial Officer	October 9, 2012

/s/ Rainer Gawlick Rainer Gawlick	Director	October 10, 2012

/s/ John B. Goodman John B. Goodman	Director	October 10, 2012

/s/ Douglas A. Kingsley Douglas A. Kingsley	Director	October 10, 2012

/s/ Douglas W. Kohrs Douglas W. Kohrs	Director	October 10, 2012

/s/ Margaret A. Loftus Margaret A. Loftus	Director	October 10, 2012

/s/ Brian K. Smith Brian K. Smith	Director	October 10, 2012

/s/ Sven A. Wehrwein Sven A. Wehrwein	Director	October 10, 2012